Exhibit 99

Red Lobster® Olive Garden® LongHorn Steakhouse®

The Capital Grille® Bahama Breeze® Seasons 52®

                        www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 593330
Orlando, FL 32859

Contacts:
(Analysts)	Matthew Stroud	(407) 245-6458
(Media)	Rich Jeffers	(407) 245-4189

FOR RELEASE

September 16, 2008

4:30 PM ET

DARDEN RESTAURANTS REPORTS FIRST QUARTER DILUTED NET EARNINGS PER

SHARE; ANNOUNCES QUARTERLY DIVIDEND OF 20 CENTS PER SHARE

ORLANDO, FL, September 16 – Darden Restaurants, Inc. (NYSE: DRI) today reported sales and diluted net earnings per share for the first quarter ended August 24, 2008. In the first quarter, diluted net earnings per share from continuing operations decreased 21% to 58 cents, versus 73 cents in the prior year. The Company estimates that integration costs and purchase accounting adjustments related to the October 2007 acquisition of RARE Hospitality International, Inc. (RARE) reduced diluted net earnings per share by approximately three cents in the first quarter. Excluding the estimated integration costs and purchase accounting adjustments of approximately three cents, net earnings from continuing operations were 61 cents per diluted share in the first quarter. First quarter sales from continuing operations were $1.77 billion, compared to $1.47 billion in the first quarter last year, a 21% increase, which reflects sales from the LongHorn Steakhouse and The Capital Grille brands added as part of the RARE acquisition, as well as meaningful new and same-restaurant sales growth at Olive Garden.

“Economic and consumer dynamics were much weaker this quarter than we had anticipated,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “As a result, we fell short of our sales and earnings targets for the quarter. While there has been some recent improvement in energy prices, which are an important factor in consumer spending levels, our sales building and cost management initiatives and outlook for the balance of the year assume that consumers will remain under pressure. Our outlook also reflects our continued progress integrating RARE and capturing the related cost synergies. And we remain confident our brands will continue to deliver for our guests and strengthen their already solid competitive positions as we navigate this demanding consumer environment.”

Highlights for the quarter ended August 24, 2008 include the following:

•

Net earnings from continuing operations for the first quarter were $82.4 million, or 58 cents per diluted share on sales of $1.77 billion. Excluding estimated integration costs and purchase accounting adjustments of approximately three cents, net earnings from continuing operations were 61 cents per diluted share for the first quarter. In last year’s first quarter, net earnings from continuing operations were $106.6 million, or 73 cents per diluted share, on sales of $1.47 billion.

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•

Total first quarter sales from continuing operations of $1.77 billion represent a 21% increase over the prior year. This includes an incremental $270 million of sales from the LongHorn Steakhouse and The Capital Grille brands added with the acquisition of RARE.

•	The Company’s effective tax rate in the first quarter was lower than last year’s rate due primarily to an increase in federal tax credits.

•

In the first quarter, Olive Garden’s U.S. same-restaurant sales increased 2.4%, its 56th consecutive quarter of same-restaurant sales growth, while Red Lobster’s U.S. same-restaurant sales decreased 3.7% and LongHorn Steakhouse’s same-restaurant sales decreased 4.9%. These results compare to an estimated decrease of 3.7% for the first quarter in The Knapp-Track™ benchmark of U.S. same-restaurant sales for casual dining chains (excluding Darden). On a blended basis, same-restaurant sales for Olive Garden, Red Lobster and LongHorn Steakhouse were down 1.0% compared to prior year.

•	The Company purchased 2.1 million shares of its common stock during the first quarter.

•	The Company’s Board of Directors declared a quarterly dividend of 20 cents per share.

Operating Highlights

OLIVE GARDEN’S first quarter sales of $811 million were 8.1% above prior year, driven by its U.S. same-restaurant sales increase of 2.4% and revenue from 41 net new restaurants. For the quarter, on a percentage of sales basis, the company’s food and beverage expenses, restaurant expenses, selling, general and administrative expenses and depreciation expenses increased and were partially offset by lower restaurant labor expenses. Operating profit decreased for the quarter due to higher operating costs.

RED LOBSTER’S first quarter sales of $646 million were 3.5% below prior year, including a U.S. same-restaurant sales decrease of 3.7%. For the quarter, on a percentage of sales basis, lower food and beverage expenses and selling, general, and administrative expenses were more than offset by the company’s increased restaurant labor expenses, restaurant expenses and depreciation expenses, resulting in a decrease in operating profit.

LONGHORN STEAKHOUSE’S first quarter sales of $216 million were 4.2% above the same period included in RARE’s prior year results, driven by revenue from 25 net new restaurants, partially offset by a same-restaurant sales decrease of 4.9%. For the quarter, on a percentage of sales basis, the company’s increased food and beverage expenses, restaurant expenses, selling, general, and administrative expenses and depreciation expenses were partially offset by lower restaurant labor expenses. Restaurant expenses, selling, general, and administrative expenses and depreciation and amortization expenses were adversely affected by integration-related costs and purchase accounting adjustments.

THE CAPITAL GRILLE’S first quarter sales of $54 million were 6.7% above the same period included in RARE’s prior year results, driven by the addition of five net new restaurants, partially offset by a same-restaurant sales decrease of 8.6%.

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BAHAMA BREEZE’S first quarter sales of $36 million were 3.7% below prior year’s sales from continuing operations, driven by a same-restaurant sales decrease of 3.7%.

“Despite the challenging environment this quarter, our brands produced results that were competitively strong given year-ago same-restaurant comparisons that were well above industry averages,” said Drew Madsen, President and Chief Operating Officer of Darden. “Olive Garden delivered especially strong performance and achieved its 56th consecutive quarter of same-restaurant sales growth while also adding nine net new restaurants this quarter. Red Lobster’s same-restaurant sales results were in-line with the Knapp-Track™ industry benchmark despite a higher than industry average check, demonstrating their strength in this challenging environment. And, while LongHorn Steakhouse’s same-restaurant sales results were below the Knapp-Track™ industry benchmark results for the geographic regions in which it operates, it has a proven track record of success. With competitively strong brands and a brand support platform that is even more effective and efficient following the RARE acquisition, we remain optimistic and excited about our long-term growth potential.”

Other Actions

Darden’s Board of Directors declared a quarterly cash dividend of 20 cents per share on the Company’s outstanding common stock. The dividend is payable on November 3, 2008 to shareholders of record at the close of business on October 10, 2008.

Darden continued the buyback of its common stock, purchasing 2.1 million shares in the first quarter. Since commencing its repurchase program in December 1995, the Company has purchased over 149 million shares for $2.85 billion under authorizations totaling 162.4 million shares. The Company’s current expectation is that it will repurchase approximately $200 million to $225 million of its common stock in fiscal 2009.

Fiscal June, July and August 2008 U.S. Same-Restaurant Sales Results

Darden reported U.S. same-restaurant sales for the fiscal months of June, July and August as follows:

Olive Garden	June	July	August
Same-Restaurant Sales	3% to 4%	0% to 1%	2%
Same-Restaurant Traffic	1%	-1% to -2%	0% to 1%
Pricing	2% to 3%	2% to 3%	2% to 3%
Menu-mix	0% to 1%	Flat	-1%

Red Lobster	June	July	August
Same-Restaurant Sales	-3% to -4%	-5% to -6%	-2% to -3%
Same-Restaurant Traffic	-4% to -5%	-7% to -8%	-5%
Pricing	2% to 3%	3%	3% to 4%
Menu-mix	-1%	-1%	-1%

LongHorn Steakhouse	June	July	August
Same-Restaurant Sales	-5%	-3% to -4%	-6% to -7%
Same-Restaurant Traffic	-6% to -7%	-6%	-9% to -10%
Pricing	2%	2%	3%
Menu-mix	0% to -1%	Flat	Flat

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Fiscal 2009 Financial Outlook

Darden reiterated that it expects combined U.S. same-restaurant sales growth in fiscal 2009 of approximately 0% to 1% for Red Lobster, Olive Garden and LongHorn Steakhouse, and that it expects to open approximately 75 to 80 net new restaurants in fiscal 2009. As a result, the Company expects total sales growth of between 12% and 13% in fiscal 2009, compared to reported sales from continuing operations of $6.63 billion in fiscal 2008. This total sales growth includes the two percentage point impact of a 53rd week in fiscal 2009; excluding the 53rd week, the expected total sales growth would be approximately 10% to 11%.

The Company also affirmed that it now anticipates reported diluted net earnings per share growth from continuing operations of 5% to 10% in fiscal 2009, which includes the impact of the 53rd week. This compares to reported diluted net earnings per share from continuing operations of $2.55 in fiscal 2008. The additional week is expected to contribute approximately two percentage points, or $0.05 per diluted share, of growth in fiscal 2009. Excluding the estimated integration costs and purchase accounting adjustments of approximately 19 cents in fiscal 2008, net earnings from continuing operations were $2.74 per diluted share. In fiscal 2009, these costs and adjustments are estimated to be approximately seven cents per diluted share. Excluding the impact of these costs and adjustments for both fiscal 2008 and fiscal 2009, the Company expects diluted net earnings per share growth of 0% to 5% on a 53-week basis.

Darden Restaurants, Inc., (NYSE: DRI) headquartered in Orlando, Fla., is the world’s largest company-owned and operated full-service restaurant company with almost $6.7 billion in annual sales and approximately 180,000 employees. The Company owns and operates over 1,700 restaurants including Red Lobster, Olive Garden, LongHorn Steakhouse, The Capital Grille, Bahama Breeze and Seasons 52. For more information, please visit www.Darden.com.

Forward-looking statements in this news release are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements could address future economic performance, restaurant openings, various financial parameters, or similar matters. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the impact of intense competition, changing economic or business conditions, the price and availability of food, ingredients and utilities, supply interruptions, labor and insurance costs, the loss of or difficulties in recruiting key personnel, information technology failures, increased advertising and marketing costs, higher-than-anticipated costs to open or close restaurants, litigation, unfavorable publicity, a lack of suitable locations, government regulations, a failure to achieve growth objectives through the opening of new restaurants or the development or acquisition of new dining concepts, weather conditions, risks associated with Darden’s plans to expand Darden’s newer concepts Bahama Breeze and Seasons 52, our ability to combine and integrate the business of RARE Hospitality International, Inc., achieve synergies and develop new LongHorn Steakhouse and The Capital Grille restaurants, risks associated with incurring substantial additional debt, a failure of our internal controls over financial reporting and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

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In addition to GAAP reporting, as previously disclosed herein, Darden has presented its adjusted first quarter net earnings per share results from continuing operations and forecasted consolidated results from operations for fiscal 2009, which exclude the impact of integration costs and purchase accounting adjustments and the 53rd week. Darden believes this adjusted information is useful for comparison to our consolidated results from continuing operations for the first quarter of fiscal 2008 and fiscal year ended May 25, 2008, and has therefore chosen to provide this information to investors. This non-GAAP earnings information should be viewed in addition to, and not in lieu of, our diluted net earnings per share as calculated in accordance with U.S. generally accepted accounting principles.

DARDEN RESTAURANTS, INC.

NUMBER OF RESTAURANTS

8/24/08		8/26/07
650	Red Lobster USA	651
29	Red Lobster Canada	29

679	Total Red Lobster	680
656	Olive Garden USA	615
6	Olive Garden Canada	6

662	Total Olive Garden	621
308	LongHorn Steakhouse	N.A.
33	The Capital Grille	N.A.
23	Bahama Breeze	23
7	Seasons 52	7
2	Other	N.A.

1,714	Total Restaurants	1,331

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DARDEN RESTAURANTS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In millions, except per share data)

(Unaudited)

	13 Weeks Ended
	8/24/2008	8/26/2007
Sales	$1,774.2	$1,467.5
Costs and expenses:
Cost of sales:
Food and beverage	546.8	423.8
Restaurant labor	558.3	471.6
Restaurant expenses	288.0	216.9

Total cost of sales (1)	$1,393.1	$1,112.3
Selling, general and administrative	170.5	143.0
Depreciation and amortization	68.8	50.6
Interest, net	27.4	9.7

Total costs and expenses	$1,659.8	$1,315.6
Earnings before income taxes	114.4	151.9
Income taxes	(32.0)	(45.3)

Earnings from continuing operations	$82.4	$106.6

Losses from discontinued operations, net of tax of $0.2 and $0.5, respectively	(0.3)	(0.7)

Net earnings	$82.1	$105.9

Basic net earnings per share:
Earnings from continuing operations	$0.59	$0.76
Losses from discontinued operations	$0.00	$(0.01)
Net earnings	$0.59	$0.75
Diluted net earnings per share:
Earnings from continuing operations	$0.58	$0.73
Losses from discontinued operations	$0.00	$(0.01)
Net earnings	$0.58	$0.72
Average number of common shares outstanding:
Basic	139.0	140.8
Diluted	142.8	146.2
(1) Excludes restaurant depreciation and amortization as follows:	$64.4	$47.5

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DARDEN RESTAURANTS, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	(Unaudited)
	8/24/2008	5/25/2008
ASSETS
Current assets:
Cash and cash equivalents	$45.5	$43.2
Receivables, net	37.5	69.5
Inventories	275.8	216.7
Prepaid expenses and other current assets	46.5	46.7
Deferred income taxes	92.0	91.8

Total current assets	$497.3	$467.9
Land, buildings and equipment, net	3,135.3	3,066.0
Goodwill	519.7	519.9
Trademarks	454.7	455.0
Other assets	211.0	221.8

Total assets	$4,818.0	$4,730.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$290.5	$245.1
Short-term debt	237.3	178.4
Accrued payroll	107.8	129.3
Accrued income taxes	2.7	2.4
Other accrued taxes	60.2	55.4
Unearned revenues	130.5	160.5
Other current liabilities	378.4	365.1

Total current liabilities	$1,207.4	$1,136.2
Long-term debt, less current portion	1,633.3	1,634.3
Deferred income taxes	204.1	197.6
Deferred rent	142.9	139.0
Obligations under capital leases, net of current installments	59.6	59.9
Other liabilities	156.9	154.5

Total liabilities	$3,404.2	$3,321.5

Stockholders’ equity:
Common stock and surplus	$2,093.6	$2,074.9
Retained earnings	2,150.2	2,096.0
Treasury stock	(2,791.3)	(2,724.0)
Accumulated other comprehensive income (loss)	(23.5)	(20.7)
Unearned compensation	(15.1)	(17.0)
Officer notes receivable	(0.1)	(0.1)

Total stockholders’ equity	$1,413.8	$1,409.1

Total liabilities and stockholders’ equity	$4,818.0	$4,730.6

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DARDEN RESTAURANTS, INC.

FIRST QUARTER FY 2009 FINANCIAL HIGHLIGHTS

(In millions, except per share data)

(Unaudited)

	13 Weeks Ended
	8/24/2008	8/26/2007
Sales	$1,774.2	$1,467.5
Earnings from continuing operations	$82.4	$106.6
Losses from discontinued operations	$(0.3)	$(0.7)
Net earnings	$82.1	$105.9
Basic net earnings per share:
Earnings from continuing operations	$0.59	$0.76
Losses from discontinued operations	$0.00	$(0.01)
Net earnings	$0.59	$0.75
Diluted net earnings per share:
Earnings from continuing operations	$0.58	$0.73
Losses from discontinued operations	$0.00	$(0.01)
Net earnings	$0.58	$0.72
Average number of common shares outstanding:
Basic	139.0	140.8
Diluted	142.8	146.2

END